                                                                    EXHIBIT 10.8

                            Fully executed sublease

                                                                    (35th Floor)


                                    SUBLEASE
                                    --------

     THIS SUBLEASE, made as of the 22nd day of December, 1997, between EMI ENTERTAINMENT WORLD, INC., a Delaware corporation having an office at 1290 Avenue of the Americas, New York, NY 10104 ("Landlord") and BRONNER SLOSBERG HUMPHREY, INC., a Massachusetts corporation having an office at 800 Boylston Street, Boston, MA 02199 ("Tenant").


                                   Recital:
                                   -------
A. By Agreement of Lease dated February 28, 1992 (the "Overlease"), 1290 Associates (together with its successor, the "Overlandlord") leased to Landlord the entire 35th floor in the building known as 1290 Avenue of the Americas, New York, New York (the "Building"). A copy of the Overlease has been delivered to Tenant and Tenant, by its execution of this Sublease, acknowledges that it has received the Overlease and that it understands the terms, covenants and conditions thereof which are applicable to this Sublease.

B. By Lease Amendment Agreement dated as of May 4, 1993, Landlord and Overlandlord added to the premises demised by the Overlease the 37th, 38th and 39th floors in the Building and otherwise modified the Overlease by terms which are not relevant to (and are not incorporated in) this Sublease. The Overlease has been further modified by additional agreements which are not relevant to (and which are not incorporated in) this Sublease.

C. Tenant desires to sublease from Landlord, and Landlord is willing to sublease to Tenant, the entire 35th floor (the "Demised Premises") in the Building, on the terms and conditions set forth in this sublease.


                                   Agreement
                                   ---------

     1. Landlord hereby subleases to Tenant, and Tenant hereby hires and takes from Landlord, the Demised Premises, to be used and occupied by Tenant for general and executive offices and for no other purpose, for a term (the "Term") to commence on the later to occur of January 1, 1998, or the date on which the Overlandlord's consent (as contemplated by Section 8 hereof) is obtained (the "Commencement Date") and to terminate on September 29, 2002 (the "Expiration Date"), unless sooner terminated as herein provided, at an annual fixed rent (the "Fixed Rent") of Eight Hundred Seventy-Five Thousand Four Hundred Three ($875,403.00) Dollars. So long as Tenant is not in default under this Sublease beyond any applicable grace period, Tenant shall not be required to pay the installments of Fixed Rent which would otherwise be due in respect of the first four full calendar months of the Term. The Fixed Rent shall be payable in equal monthly installments of Seventy-Two Thousand Nine Hundred Fifty and 25/100 ($72,950.25) Dollars each. All monthly installments of Fixed Rent shall be payable to Landlord in advance on the first day of each and every calendar month during the Term, except that the rent for the fifth full month of the Term shall be paid upon the execution and delivery of this lease to Landlord. The Fixed Rent for any fractional month at the beginning or end of the Term shall be apportioned.

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     2.   This lease is a sublease, the Demised Premises being demised to
Landlord by the Overlease. This Sublease is subject and subordinate to the Overlease, and to any matters to which the Overlease is or shall be subordinate and, in the event of termination, reentry or dispossess by Overlandlord, it may, at its option, take over all of the right, title and interest of Landlord, as sublessor, under this Sublease, and Tenant shall, at Overlandlord's option, attorn to Overlandlord pursuant to the then executory provisions of this Sublease, except that Overlandlord shall not be (i) liable for any previous act or omission of Landlord under this Sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which Tenant may have against Landlord,
(iii) bound by any previous modification of this Sublease or by any previous prepayment of more than one (1) month's rent, (iv) bound by any covenant of Landlord to undertake or complete any construction of the Demised Premises or any portion thereof, (v) required to account for any security deposit of the Tenant other than any security deposit actually delivered to Overlandlord by Landlord, (vi) bound by any obligation to make any payment to Tenant or grant any credits, except for services, repairs, maintenance and restoration provided for under this Sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Landlord to the credit of Tenant or (viii) required to remove any person occupying the Demised Premises or any part thereof. Tenant covenants that it shall so conduct itself and its operations in and about the Demised Premises as not to cause Landlord to be in default under the Overlease. Landlord represents that: (i) the Overlease, together with the amendments thereto which are not incorporated in this Sublease, is in full force and effect; (ii) Landlord is not in default thereunder; (iii) Landlord has the full right and authority to enter into this Sublease and to sublet the Demised Premises to Tenant as provided herein; (iv) there are no outstanding claims or demands by the Overlandlord with respect to tenant improvements made by Landlord; and (v) to the best of Landlord's knowledge, such tenant improvements (including, without limitation, any work required to comply with Section 8.01 of the Overlease) have been made in compliance with the requirements of the Overlease. If Landlord receives any notice of default under the Overlease which will result in the termination of this Lease, Landlord will promptly send a copy of such notice to Tenant.

     3. The terms, covenants, provisions and conditions of the Overlease are hereby incorporated herein and shall be binding upon both parties hereto, those applying to the landlord therein applying, in this Sublease, to the Landlord, and those applying to the tenant therein applying, in this Sublease, to the Tenant, with the following exceptions:

               (a)  The Fixed Rent payable hereunder shall be as provided in
          Section 1 hereof. In addition to such Fixed Rent, Tenant shall pay as Additional Charges all other sums due under this Sublease, within 10 days after the submission of bills therefor (notwithstanding any different payment period specified in the Overlease).

               (b) In Article 3: (i) the "Base Operating Year" shall be calendar year 1998; the "Base Tax Amount" shall be the average of the Taxes for (A) the Tax Year commencing on July 1, 1997 and ending on June 30, 1998 and (B) the Tax Year commencing on July 1, 1998 and ending on June 30, 1999; references to "Landlord" in subdivisions (e) and (h) of Section 3.01 shall be deemed to refer to the Overlandlord; in Section 3.03(a), the words "commencing January 1, 1999" shall be deemed substituted for the words "in which the Commencement Date occurs" in lines three and four; Landlord will promptly furnish to Tenant copies of statements received from Overlandlord under Section 3.03(c) and 3.03(d); Section 3.03(e) shall not apply herein, but, at Tenant's written request and at Tenant's expense, Landlord will conduct the examination of Overlandlord's Records provided for in said
          Section 3.03(e) and will promptly furnish a copy of the examination report to Tenant (the costs of such examination to be billed to Tenant as Additional Charges). Landlord will consult with Tenant with respect to the costs to be incurred in connection with any examination undertaken at Tenant's request under Section 3.03(e) of the Overlease and will endeavor to keep such costs at a reasonable level, as if it were making such examination on its own behalf.

               (c) Article 14 of the Overlease shall not apply herein (except for Section 14.08, which shall apply herein), but Tenant shall pay, as Additional Charges, all sums payable under said Article 14 in respect of the Demised Premises and in respect of the Term.

               (d) Tenant is to have the benefit of all repairs, restoration, materials and services to be provided to the Demised Premises and the Building by the Overlandlord, but Landlord herein shall not be obligated to make any repairs, alterations or restoration (whether required for compliance with any laws and requirements of any public authorities, compliance with any requirements of insurance bodies or otherwise), to supply any materials or services to the Demised Premises or to maintain any insurance with respect to the Demised

          Premises, nor shall Landlord be liable for the failure of others so to do. Tenant recognizes that the foregoing does not create any direct obligation of Overlandlord to Tenant, but Landlord agrees, if so requested by Tenant, to make appropriate demand on the Overlandlord to provide services and/or repairs to the Demised premises as required by the Overlease, and Landlord will (i) cooperate with Tenant, at no cost to Landlord, in seeking to obtain the performance of the Overlandlord under the Overlease and (ii) use reasonable efforts, without expense to it, to cause the Overlandlord to perform under the Overlease. Tenant shall be entitled to up to 2 listings on the building directory board. Notwithstanding the foregoing, Tenant shall not be responsible, and Landlord shall be responsible, for compliance with laws and requirements of public authorities and compliance with requirements of insurance bodies, to the extent of any violation which may exist on the date of this Sublease and which, under the terms of the Overlease, is Landlord's responsibility to perform.

               (e) Wherever the Overlease provides for, or conditions any right upon, a consent or approval to be given by the landlord, or for some matter to be effected to the satisfaction of the landlord, the consent or approval or satisfaction of Landlord and of the Overlandlord shall be required hereunder. Landlord shall not be liable to Tenant by reason of the failure of the Overlandlord to furnish any such consent or approval, for any reason whatsoever.

               (f) The 20-day periods referred to in Section 22.02(b) of the Overlease shall be reduced to 10 days, for purposes of this Sublease. In addition, the 10-day period referred to in Section 11.01 of the Overlease shall be increased to 20 days for purposes of this Sublease; and the words "insuring the Building in the case of Landlord, and", in lines two and three of Section 9.04, shall be deemed deleted, for purposes of this Section.

               (g) Notices to Landlord under this Sublease shall be addressed to Landlord at:

               EMI-Capitol Music Group, North America
               1290 Avenue of the Americas
               New York, NY 10104
               Attn:  Chief Financial Officer

          with a duplicate original to:

               EMI-Capitol Music Group, North America
               1290 Avenue of the Americas
               New York, NY 10104
               Attn:  Senior Vice-President -- Facilities Management

               (h) The term "Broker", as used in Section 28.01 of the Overlease shall mean Insignia/Edward S. Gordon Company Incorporated and CB Commercial Real Estate Group, Inc.

               (i) Wherever the Overlease requires the Tenant thereunder to provide insurance or to give an indemnity for the benefit of the landlord, the same shall be maintained or given, as the case may be, for the benefit of Landlord and of Overlandlord.

               (j) The following provisions of the Overlease shall not apply herein: Sections 1.01 through 1.05; Section 2.01(a), except for the first sentence thereof; Sections 5.04 and 5.05; the last sentence of
          Section 8.01; Section 11.01, except
          for the first sentence thereof; Section 13.02; Section 22.02(e);
          Section 29.03; the first two sentences of Section 35.18; and Article
          36.

               (k) Certain references to "Landlord" in the Overlease shall be deemed modified, for purposes of this Sublease, as follows: the references to Landlord in Section 8.02 shall be deemed to refer to Landlord and to Overlandlord; the reference to Landlord in line three of Section 9.02 shall be deemed a reference to the Overlandlord; references to Landlord in Article 10 and in Section 11.06 of the Overlease shall be deemed references to the Overlandlord; references to Landlord in the last sentence of Section 13.01 shall be deemed references to Landlord or the Overlandlord, as the case may be; references to Landlord in Section 15.06 shall be deemed to refer to the Overlandlord; references to Landlord in Sections 16.07 and 16.09 shall be deemed to refer to Landlord or the Overlandlord, as the case may be; the reference to Landlord in the second line of Section 17.01 shall be deemed to refer to Landlord or Overlandlord.

     4. Tenant has advised Landlord that Tenant wishes to perform alterations to the Demised Premises, as outlined on the plan attached hereto as Exhibit A. If Overlandlord has consented to such alterations, Landlord agrees that its consent thereto will not be unreasonably withheld or delayed. If such improvements remain a part of the Demised Premises at the expiration of the Term, and if Overlandlord does not require that the same be removed, Landlord will not require Tenant to remove the same.

     5. Tenant has inspected and examined all the premises herein demised and is thoroughly acquainted and familiar with the physical condition thereof. Landlord has not made and does not make any representations as to the physical condition, expenses, operation or any other matter or thing affecting or related to said premises. Tenant hereby expressly acknowledges that no such representations have been made, and agrees to take the premises "as is", except that Landlord shall deliver the premises vacant and in broom clean condition on the Commencement Date. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged into this Sublease, which alone fully and completely expresses their agreement, and that this Sublease is entered into after full investigation, neither party relying upon any statement or representation, not embodied in this Sublease, made by the other. This Sublease cannot be changed or terminated orally, but only by an agreement in writing.

     6. (a) Tenant has deposited with Landlord the sum of Six Hundred Fifty-Six Thousand Five Hundred Fifty-two and 25/100 ($656,552.25) Dollars as security for the faithful performance and observance by Tenant of the terms, provisions, covenants and conditions of this Sublease, and it is agreed that in the event Tenant defaults after notice and the expiration of applicable grace or cure periods in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, the payment of fixed or additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rental or any other sum as to which Tenant is in default or for any sum which Landlord may expend by reason of Tenant's default after notice and the expiration of applicable grace or cure periods in respect of any of the terms, provisions, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other reentry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the security shall be returned to Tenant not later than thirty (30) days after the later to occur of the date fixed as the end of the term of this Sublease and delivery of entire possession of the Demised Premises to Landlord. Twenty-four (24) months after the rent commencement date, the security deposit shall be reduced to Four Hundred Thirty-Seven Thousand Seven Hundred One and 50/100 ($437,701.50) Dollars. In the event of transfer of the Overlease, Landlord shall transfer the security to the transferee and upon written notice to Tenant of the name and address of such transferee, and such transferee's acceptance of the security or assumption of Landlord's obligations with respect thereto, Landlord shall thereupon be released by Tenant from all liability for the return of such security, and Tenant agrees to look solely to the new landlord for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants and agrees that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord applies or retains any portion or all of the security so deposited, Tenant shall, within ten (10) days after demand therefor, restore the amount so applied or retained so that at all times the amount deposited shall be the full amount of the security deposit required under this Sublease at the relevant time. The security shall be deposited in an interest-bearing account in a bank located in New York City, selected by Landlord, and interest earned on the account (less the one percent (1%) administrative fee allowed by law, which may be retained by Landlord) shall be paid to Tenant annually.

          (b) In lieu of the cash security deposit referred to in paragraph (a) above, Tenant may deliver to Landlord, and shall maintain in effect at all times during the term of this Sublease (and through the period which is thirty (30) days following the later to occur of (i) the stated expiration date of this Sublease and (ii) delivery of possession of the entire Demised Premises to Landlord), a clean, unconditional and irrevocable letter of credit, in a form reasonably acceptable to Landlord, naming Landlord as beneficiary, in the amount of the cash security deposit required to be maintained under paragraph (a) above, issued by a banking corporation ("Bank") which is a member of the New York Clearing House Association or successor thereto and capable of presentment at a bank office in Manhattan. Such letter of credit shall have an expiration
                               ----------------------------------------------
date no earlier than the first anniversary of the date of issuance thereof and
------------------------------------------------------------------------------
it shall be automatically renewed from year-to-year unless terminated by the
----------------------------------------------------------------------------
Bank by notice to Landlord given not less than forty-five (45) days prior to the
--------------------------------------------------------------------------------
then expiration date therefor: or, if such letter of credit is not automatically
--------------------------------------------------------------------------------
renewable, Tenant shall furnish to Landlord a replacement letter of credit, with
--------------------------------------------------------------------------------
an expiration date not earlier than the first anniversary of the expiration date
--------------------------------------------------------------------------------
of the then-existing letter of credit (or October 29, 2002, if earlier). It is
-----------------------------------------------------------------------
agreed that in the event Tenant defaults in respect of any of the terms, covenants or provisions of this Sublease, including, but not limited to, the payment of any rental, and such default continues after notice and beyond the applicable grace or cure period, if any, or if any letter of credit is terminated by the Bank and/or is not replaced at least thirty (30) days prior to its expiration that (i) Landlord shall have the right to require the Bank to make payment to Landlord of so much of the entire proceeds of the letter of credit as shall be appropriate, in Landlord's sole discretion, to cure the default (or the entire proceeds if notice of termination is given as aforesaid and/or the letter of credit is not replaced as aforesaid), and (ii) Landlord may apply said sum so paid to it by the Bank to the extent required for the payment of any rental or any other sum as to which Tenant is in default or for any sum which Landlord may expend by reason of Tenant's default (and which Landlord would be entitled to recover from Tenant pursuant to the terms of this Sublease) in respect of any of the terms, covenants and conditions of this Sublease, including, but not limited to, any damages or deficiency in the reletting of all or a portion of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord, without thereby waiving any other rights or remedies of Landlord with respect to such default. If Landlord applies any part of the proceeds of a letter of credit, Tenant, upon demand, shall deposit with Landlord, within ten (10) days after demand therefor, the amount so applied or retained (or increase the amount of the letter of credit) so that the Landlord shall have the full deposit required under this Sublease on hand at all times during the term of this Sublease. If, subsequent to a letter of credit being drawn upon, a new letter of credit meeting all the requirements set forth in this paragraph (b) is delivered to Landlord, any proceeds of the former letter of credit then held by Landlord as a security deposit shall be promptly returned to Tenant. If a letter of credit is drawn upon, any proceeds received by Landlord which are not applied to the curing the default shall be held by Landlord subject to the provisions of paragraph (a) above. In the event of an assignment by Landlord of its interest under this Sublease, Landlord shall transfer the security to the assignee, and upon written notice to Tenant of the name and address of such assignee, and such assignee's acceptance of the security, Tenant agrees to look solely to the new landlord for the return of the security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord, provided that the assignee acknowledges acceptance of the security. Tenant shall have the right to substitute one letter of credit for another, provided that at all times the letter of credit shall meet the requirements of this paragraph (b).

     7. Terms (whether capitalized or not) which are used or incorporated in this Sublease, which are not separately defined herein, and which are defined in the Overlease, shall have the meanings given to them in the Overlease. In the event of conflict between an express term of this Sublease (i.e., a term set forth directly in this instrument and not a term incorporated herein) and an express term of the Overlease, this Sublease shall take precedence and shall control.

     8. This sublease shall not take effect unless and until there has been obtained the written consent hereto of the Overlandlord (including consent for any initial work to be performed by Tenant and which requires consent under
Article 11 of the Overlease, provided that plans and specifications for such work--meeting the requirements of said Article 11--are delivered by Tenant to Landlord simultaneously with or prior to the delivery of this Sublease), and Landlord shall not be liable to Tenant by reason of the failure of the Overlandlord to furnish such consent, for any reason whatsoever. Landlord agrees, in requesting such consent, to seek the Overlandlord's agreement that the improvements proposed to be made by Tenant need not be removed at the end of the Term; however, the failure or refusal of Overlandlord to agree to the same shall not be a condition of the granting of such consent. If such consent has not been obtained by February 1, 1998, Tenant may thereafter terminate this Sublease by notice given at any time prior to the granting of such consent. In addition, if such consent is refused or if such consent has not been obtained by March 1, 1998, this Sublease shall automatically be terminated.

In the event of termination of this Sublease under either of the preceding two sentences, Landlord shall return to Tenant all monies paid hereunder, and neither party shall otherwise have any rights against or obligations to the other hereunder or with respect to the Demised Premises.

     IN WITNESS WHEREOF, the parties hereto have duly executed this sublease as of the day and year first above written.

                                  EMI ENTERTAINMENT WORLD, INC.

                                  By: /s/ Alan Newman
                                     --------------------------------

                                  Printed Name: Alan Newman
                                               ----------------------

                                  Title:
                                        -----------------------------

                                  BRONNER SLOSBERG HUMPHREY, INC.

                                  By: /s/ Robert E. Stoloff
                                     --------------------------------

                                  Printed Name: Robert E. Stoloff
                                               ----------------------

                                  Title: SVP . CFO
                                        -----------------------------